UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 11, 2013 (Date of earliest event reported)

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Closing of 1.625% Convertible Senior Note Offering

On April 17, 2013, RTI International Metals, Inc. (the “Company”) closed a public offering of $350.0 million aggregate principal amount of 1.625% Convertible Senior Notes due 2019 (the “Notes”) pursuant to an Underwriting Agreement entered into by and between the Company, the Subsidiary Guarantors party thereto, and Barclays Capital Inc. and Citigroup Global Markets Inc. (together, the “Representatives” and together with the several underwriters listed in Schedule III thereto, the “Underwriters”), dated April 11, 2013 (the “Underwriting Agreement”), as described below. A copy of a press release announcing the closing is attached hereto as Exhibit 99.1.

Underwriting Agreement

On April 11, 2013, the Company entered into the Underwriting Agreement with the Representatives, pursuant to which the Company agreed to sell the Notes and, at the option of the Underwriters, up to an additional $52.5 million aggregate principal amount of Notes pursuant to the exercise by the Underwriters of an overallotment option. Pursuant to the Underwriting Agreement, the Notes were offered and sold in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 8, 2010, which was effective upon filing (Registration No. 333-171034), as amended by Post-Effective Amendment No. 1, which was filed with the Securities and Exchange Commission on April 11, 2013, and was effective upon filing.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Net proceeds from the Offering were approximately $339.0 million, after deducting the Underwriters’ discounts and estimated offering expenses. The Company used a portion of the net proceeds of the Offering to repurchase approximately $115.6 million aggregate principal amount of the Company’s existing 3.00% Convertible Senior Notes due 2015 through individually negotiated private repurchases (as discussed under Item 8.01 of this Current Report on Form 8-K). The Company expects to use the remainder of the net proceeds of the Offering for working capital and general corporate purposes, including capital expenditures, as well as potential future acquisitions.

Indentures, Notes, and Guarantees

The Notes are governed by the Indenture, dated as of December 14, 2010 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of April 17, 2013, by and among the Company, the Subsidiary Guarantors named therein and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Interest on the Notes will accrue from April 17, 2013 and will be payable semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2013, at a rate of 1.625% per year. The Notes are the Company’s general unsecured obligations.

Prior to April 15, 2019, the Notes will be convertible, at the option of the holders thereof, only under the following circumstances:

•

during any fiscal quarter commencing after June 30, 2013 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which, for each trading day of such measurement period, the trading price per $1,000 principal amount of Notes on such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock on such trading day and the applicable conversion rate on such trading day; or

•	upon the occurrence of specified distributions and corporate events.

On or after April 15, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible at the applicable conversion rate at any time, irrespective of the foregoing circumstances.

The conversion rate for the Notes initially equals 24.5604 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $40.72 per share of common stock), subject to adjustment upon the occurrence of certain events. Upon conversion, holders will receive, at the Company’s election, cash, shares of the Company’s common stock or a combination of both. The amount of cash, if any, and the number of shares of the Company’s common stock, if any, paid or delivered, as applicable, will be based on daily conversion value (as described in the Indenture) calculated on a proportionate basis for each trading day in a 40 trading day observation period. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. If the Company undergoes a Fundamental Change (as defined in the Indenture), holders may require the Company to repurchase their Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The Indenture provides that an Event of Default (as defined in the Indenture) will occur if: (a) the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (b) the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (c) the Company fails to comply with its obligation to convert the notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for ten calendar days; (d) the Company fails to give a fundamental change notice or notice of a specified event, in each case when due under the Indenture, and such failure continues for a period of ten calendar days; (e) the Company fails to comply with its obligations under Article XI of the Supplemental Indenture with respect to certain consolidation, merger, and asset sale or transfer transactions; (f) the Company fails for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture; (g) the Company or any of its subsidiaries defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable; or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; (h) certain events of bankruptcy, insolvency, or reorganization of the Company or any significant subsidiary (as defined in the Indenture) occur; (i) a final judgment for the payment of $10.0 million or more (excluding any amounts covered by insurance) is rendered against the Company or any of its significant subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or (j) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid for any reason or shall cease for any reason to be in full force and effect, or any subsidiary guarantor, or any person acting on its behalf, shall deny or disaffirm such subsidiary guarantor’s obligation under its subsidiary guarantee.

If certain bankruptcy and insolvency-related Events of Default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy and insolvency-related Events of Defaults occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for a period of 90 days, consist exclusively of the right to receive additional interest on the Notes.

The Notes are guaranteed by the six subsidiaries of the Company that guarantee the Company’s obligations under the Company’s Second Amended and Restated Credit Agreement, dated as of May 23, 2012, by and among the Company and the guarantors and lenders named therein.

The foregoing description of the Base Indenture, the Supplemental Indenture and the Notes set forth above does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 8.01.	OTHER EVENTS.

With the proceeds from the Offering, on April 17, 2013 the Company repurchased approximately $115.6 million aggregate principal amount of its existing 3.000% Convertible Senior Notes due 2015 (the “2015 Notes”) through individually negotiated private repurchases. A copy of the press release announcing the repurchase by the Company of the 2015 Notes (and the closing of the Offering) is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 11, 2013, by and between RTI International Metals, Inc., the Subsidiary Guarantors party thereto, and Barclays Capital Inc. and Citigroup Global Markets Inc.

4.1	Indenture, dated December 14, 2010, by and between RTI International Metals, Inc. and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K for the event dated December 14, 2010.

4.2	Third Supplemental Indenture, dated April 17, 2013, by and among RTI International Metals, Inc., RMI Titanium Company, Extrusion Technology Corporation of America, RTI Finance Corp., RTI Martinsville, Inc., RTI Remmele Medical, Inc., RTI Remmele Engineering, Inc. and the Bank of New York Mellon Trust Company, N.A.

4.3	Form of 1.625% Convertible Senior Notes due 2019 (included in Exhibit 4.2).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

5.2	Opinion of Oppenheimer Wolff & Donnelly LLP.

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1).

23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.2).

99.1	Press Release dated April 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: April 17, 2013	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	General Counsel, Secretary & Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 11, 2013, by and between RTI International Metals, Inc., the Subsidiary Guarantors party thereto, and Barclays Capital Inc. and Citigroup Global Markets Inc.

4.1	Indenture, dated December 14, 2010, by and between RTI International Metals, Inc. and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K for the event dated December 14, 2010.

4.2	Third Supplemental Indenture, dated April 17, 2013, by and among RTI International Metals, Inc., RMI Titanium Company, Extrusion Technology Corporation of America, RTI Finance Corp., RTI Martinsville, Inc., RTI Remmele Medical, Inc., RTI Remmele Engineering, Inc. and the Bank of New York Mellon Trust Company, N.A.

4.3	Form of 1.625% Convertible Senior Notes due 2019 (included in Exhibit 4.2).

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

5.2	Opinion of Oppenheimer Wolff & Donnelly LLP.

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1).

23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.2).

99.1	Press Release dated April 17, 2013.